UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2013

NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West Wall Street, Suite 550
Midland, TX 79701

(Address of Principal Executive Offices)

(432) 262-2700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, Natural Gas Services Group, Inc. (the “Company”) and Stephen C. Taylor entered into a new employment agreement (the “Employment Agreement”), pursuant to which Mr. Taylor continues his employment as the Company’s President and Chief Executive Officer. The new Employment Agreement immediately became effective and Mr. Taylor’s previous employment agreement with the Company, which was set to expire on October 25, 2013, was terminated in connection therewith.

The term of the Employment Agreement is for three years but the agreement contains an “evergreen” feature whereby the agreement is automatically extended on a monthly basis on the last day of each month so that the term of the agreement will always be three years unless written notice of nonrenewal is given by the Company. If a notice of nonrenewal is given, the term of employment then ends three years from the date of that written notice of nonrenewal unless terminated earlier as described below. The Employment Agreement provides for Mr. Taylor to receive a base salary, potential cash bonus, equity compensation, and certain other benefits, which are summarized below.  This summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1, which is incorporated by reference.  Capitalized terms used but not defined in this report shall have the meanings given to them in the Employment Agreement.

Base Salary.  Mr. Taylor’s current annual base salary of $459,250 (“Base Salary”) remains the same for the remainder of 2013.  However, the Base Salary will be reviewed annually at the beginning of the year by, and may be increased at the discretion of, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).

Bonus.  Mr. Taylor will continue to be eligible for an annual cash bonus under the Company’s current Annual Incentive Bonus Plan. Mr. Taylor’s annual bonus opportunity payable upon achievement of “target” levels shall be at least ninety percent (90%) of Base Salary for 2013 and at least one hundred percent (100%) thereafter. The performance metrics, weighting and thresholds for each annual bonus opportunity will be determined by the Company’s Board of Directors or Compensation Committee in good faith following consultation with Mr. Taylor.

Annual Equity Compensation.  Mr. Taylor will be eligible for annual grants of equity-based incentive awards under the Company’s equity compensation plans.  The Company has agreed to award Mr. Taylor a restricted stock award or equivalent equity awards in January of each year with an aggregate minimum value equal to at least 175% of the Executive's Base Salary, subject to one-year vesting terms and other standard terms which shall be established by the Compensation Committee taking into account the performance of the Company, Mr. Taylor and industry norms.

Benefits.  The Company will provide Mr. Taylor such retirement, and other benefits as are customarily provided to similarly situated executives of the Company, including paid vacation, coverage under the Company’s medical, life, disability and other insurance plans, and reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policy.

Termination. The Company or Mr. Taylor may terminate the agreement prior to the expiration of its Term at any time upon written notice.

Severance upon Early Termination. Mr. Taylor will be entitled to the following severance benefits during the first ten years of his employment:

(A) If (i) the Company terminates Mr. Taylor's agreement without Cause (ii) Mr. Taylor terminates the agreement for Good Reason or due to a Change of Control event (as defined below) or (iii) Mr. Taylor's employment is terminated due to death or disability, then he will receive (a) a lump sum payment equal to 300% of Base Salary and Annual Bonus; (b) vesting of all unvested equity awards or other long-term incentive compensation; (c) continuation of health insurance benefits and payment of any life insurance premiums for a period of 36 months after termination; and (d) receipt of any other vested benefits which had not yet been paid prior to the date of termination.

(B)If Mr. Taylor's employment is terminated for Cause or he voluntarily resigns, then he will be entitled to any unpaid compensation earned through the date of termination and receipt of any other vested benefits which had not yet been paid prior to the date of termination.

(C)If Mr. Taylor retires in compliance with the Company's retirement policy, then he will be entitled to (i) any unpaid compensation earned through the date of retirement; (ii) vesting of all unvested equity awards or other long-term incentive compensation; and (iii) receipt of any other vested benefits which had not yet been paid prior to the date of termination.

After the tenth anniversary date of Mr. Taylor's employment agreement, in the event the Company delivers to Mr. Taylor a Notice of Nonrenewal and:

(A) his employment is automatically terminated upon the expiration of the remaining three year term, Mr. Taylor shall be entitled to (i) any unpaid compensation earned through the date of retirement; (ii) vesting of all unvested equity awards or other long-term incentive compensation; and (iii) receipt of any other vested benefits which had not yet been paid prior to the date of; or
(B) his employment is terminated prior to the expiration of the remaining three year term, unless said termination is due to Cause, voluntary resignation or retirement, then Mr. Taylor shall be entitled to (i) lump sum payment of his Base Salary at the time of termination for the remainder of the three year term of the agreement; (ii) a lump sum cash payment equal to 100% of the Annual Bonus for each full year (if any) remaining in the three year term, plus a pro-rata portion of such Annul Bonus for any partial remaining year in the three year term; (iii) vesting of all unvested equity awards or other long-term incentive compensation; (iv) continuation of health insurance benefits and payment of any life insurance premiums for the remainder of the three year term of the agreement; and (v) receipt of any other vested benefits which had not yet been paid prior to the date of termination.
Under the Employment Agreement, a "Change of Control" event includes (i) the acquisition by a person, entity or group of related persons or entities of more than 30% of the total voting power in the Company (excluding sales to underwriters in a public offering); (ii) consummation of the sale of 50% or more of the Company's assets; (iii) consummation of a merger or consolidation of the Company with or into an entity unless the voting securities of the Company immediately prior to the merger or consolidation continue to represent more the 70% of the voting power of the surviving entity after the merger or consolidation; and (iv) replacement of at least a majority of the incumbent members of the Company's Board of Directors, excluding directors whose election to the Board was approved by at least a majority of the then incumbent directors, subject to further limited exceptions as set forth in the "Change of Control" definition in Employment Agreement.

Under the Employment Agreement, a "Good Reason" event includes (i) a material diminution of Mr. Taylor's duties, control, authority or status or position; (ii) a material reduction in Mr. Taylor's compensation; (iii) a material breach by the Company of the Employment Agreement; or (iv) a relocation of more than 50 miles of Mr. Taylor's principal office with the Company or its successor.
Non-Competition and Non-Solicitation. In connection with the payment of the severance benefits described above, for a period of two years following Mr. Taylor’s separation from the Company, he may not compete with the Company in any geographic area within a 100 mile radius of a Company owned or leased facility which is Company staffed and actively engaging in business on behalf of the Company.

Clawbacks.  Mr. Taylor’s incentive compensation will be subject to clawback regulations in effect under applicable law.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
.

Exhibit No.	Description

10.1	Employment Agreement dated October 23, 2013 between Natural Gas Services Group, Inc. and Stephen C. Taylor

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Dated: October 25, 2013
	By:	/s/ Stephen C. Taylor

Stephen C. Taylor
President & Chief Executive Officer

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